Exhibit 10.1

Second Amendment to Warrant Agency Agreement and Warrant

This Amendment, dated November 20, 2019 (“Amendment”), is entered into by and between InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”), and Continental Stock Transfer & Trust Company as Warrant Agent (the “Warrant Agent”), and amends that certain Warrant Agency Agreement, dated as of June 25, 2018, as amended (the “Warrant Agreement”), and that certain Series A Common Stock Purchase Warrant dated June 25, 2018, as amended, (the “Warrant”).

WHEREAS, the Company and the Warrant Agent entered into the Warrant Agreement, and the Company issued the Warrant; and

WHEREAS, on September 27, 2018 the Company and the Warrant Agent amended the Warrant Agreement and the Warrant; and

WHEREAS, the Company and the Warrant Agent desire to further amend the Warrant Agreement and the Warrant as set forth herein; and

WHEREAS, the Warrant may be amended in accordance with Section 5(l) thereof; and

WHEREAS, pursuant to Section 20(a) of the Warrant Agency Agreement, the Company and the Warrant Agent may amend the Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

1.	Amendment to Warrant Agreement. The Warrant Agreement is hereby amended by replacing Section 2(b) of Exhibit 1-A thereof in its entirety with the following:

The exercise price per share of Common Stock under this Warrant shall be $0.2327, subject to adjustment hereunder (the “Exercise Price”).

2.	Amendment to Warrant. The Warrant is hereby amended by replacing Section 2(b) thereof in its entirety with the following:

The exercise price per share of Common Stock under this Warrant shall be $0.2327, subject to adjustment hereunder (the “Exercise Price”).

3.	Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.	Effect of Amendment. Except as specifically amended herein, the Warrant Agreement and the Warrant are hereby ratified and confirmed and shall remain in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference (i) in the Warrant Agreement to “the Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Warrant Agreement, shall mean and be a reference to the Warrant Agreement as amended hereby, and (ii) in the Warrant to “the Warrant,” “this Warrant” or hereunder “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Warrant, shall mean and be a reference to the applicable Warrant as amended hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY:		WARRANT AGENT:

InVivo Therapeutics Holdings Corp.:		Continental Stock Transfer & Trust Company

By:	/s/ Richard Toselli	By:	/s/ Henry Farrell

Name:	Richard Toselli	Name:	Henry Farrell

Title:	President and Chief Executive Officer	Title:	Vice President